                                                             EXHIBIT NO. 99.9(b)

                              LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 61 to the Registration Statement (File Nos. 33-1657 and 811-4492) (the "Registration Statement") of MFS(R) Series Trust X (the "Trust"), of my opinion dated September 28, 2005 appearing in Post-Effective Amendment No. 57 to the Trust's Registration Statement, which was filed with the Securities and Exchange Commission on September 28, 2005.

                                     CHRISTOPHER R. BOHANE
                                     ---------------------------------------
                                     Christopher R. Bohane
                                     Assistant Secretary and Assistant Clerk

Boston, Massachusetts
July 24, 2006